Exhibit 99(a)

Press Release April 16, 2003

Wachovia Earns Record $1 Billion; 1st Quarter EPS Up 15% To 76 Cents

1st QUARTER 2003 COMPARED WITH 1ST QUARTER 2002

•	GAAP quarterly earnings were a record $1 billion, or 76 cents per share, up 15 percent, and included merger-related and restructuring expenses of 3 cents per share.

•	Customer satisfaction scores improved for the 16th consecutive quarter.

•	Total revenue increased 3 percent due to growth in both net interest income and fee income. Lower net principal investing losses drove fee income growth.

•	Noninterest expense increased 5 percent primarily due to merger-related and restructuring expense, revenue-based incentives and increases in nondiscretionary costs such as pension expense.

•	Credit quality strengthened, with declining nonperforming assets, net charge-offs and provision expense from both the first and fourth quarters of 2002.

•	Low-cost core deposits increased 19 percent.

•	Average diluted outstanding shares of stock declined by 20 million from first quarter 2002 due to settlements of forward purchase contracts and open market share repurchases.

•	Georgia branch and deposit conversion completed.

Earnings Highlights
	Three Months Ended
	March 31,	December 31,	March 31,
(In millions, except per share data)	2003	2002	2002
Earnings
Net income available to common stockholders	$1,023	891	907
Diluted earnings per common share (a)	$0.76	0.66	0.66

Financial ratios
Return on average common stockholders’ equity	12.94%	11.07	12.74
Net interest margin	3.86	3.86	3.91
Fee and other income as % of total revenue	44.64%	43.89	45.00

Capital adequacy (b)
Tier 1 capital ratio	8.25%	8.22	7.49
Total capital ratio	11.95	12.01	11.56
Leverage ratio	6.71%	6.77	6.51

Asset quality
Allowance as % of nonaccrual and restructured loans	172%	177	177
Allowance as % of loans, net	1.67	1.72	1.84
Net charge-offs as % of average loans, net	0.49	0.52	0.83
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.06%	1.11	1.21

(a)	Reported diluted earnings per common share included $0.03 per share and $0.06 per share of merger-related and restructuring expenses in the first quarter of 2003 and the fourth quarter of 2002, respectively. The impact in the first quarter of 2002 was less than $0.01.
(b)	The first quarter of 2003 is based on estimates.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS /Page 2

CHARLOTTE, N.C.—Wachovia Corp. (NYSE:WB) today reported first quarter 2003 net income available to common stockholders of $1.0 billion, or 76 cents per share, compared with $907 million, or 66 cents per share, in the first quarter of 2002. Earnings in the first quarter of 2003 included after-tax net merger-related and restructuring expenses of $40 million, or 3 cents per share. In the first quarter of 2002, these charges were more than offset by gains on the sale of divested First Union branch offices, resulting in a net after-tax gain of $5 million, with no earnings per share impact.

“We’re very pleased with these strong results in a climate of continuing market volatility,” said Ken Thompson, chairman and CEO. “As the rest of 2003 unfolds, the trends evident this first quarter—improved customer service, improved credit quality, expense control and further merger efficiencies—should continue to serve us well.

“We’re particularly proud of the continuing success of our merger integration,” he added. “The deposit and branch conversion in Georgia was virtually flawless. Preparations, technology enhancements and testing are well under way for two more conversions—the Carolinas in mid-May and Virginia in the third quarter. With all of this merger activity, we feel particularly rewarded by the 16th straight quarter of rising customer satisfaction ratings. Our competitive edge in service is leading to solid sales performance with low-cost core deposits up 19 percent and investment sales showing continued strength despite the weak equity markets.”

Wachovia Corporation

	Three Months Ended
	March 31,	December 31,	March 31,
(In millions)	2003	2002	2002
Total revenue (Tax-equivalent)	$4,656	4,507	4,504
Provision for loan losses	224	308	339
Noninterest expense	2,903	3,042	2,769
Net income available to common stockholders	1,023	891	907
Average loans, net	157,964	153,279	157,324
Average core deposits	$172,988	170,738	162,532

Average loans in the first quarter of 2003 were $158 billion, essentially the same as the first quarter of 2002, reflecting higher consumer loan balances dampened by continued lower corporate loan demand. Average core deposits increased 6 percent from the first quarter of 2002 to $173 billion, while average low-cost core deposits increased 16 percent from the first quarter a year ago to $129 billion.

First quarter 2003 net charge-offs declined by 40 percent from the first quarter of 2002 to $195 million, or an annualized 0.49 percent of average net loans. Total nonperforming assets including loans held for sale declined 11 percent from the first quarter of 2002 to $1.8 billion in the first quarter of 2003.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS /Page 3

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments, and is on a segment earnings basis, which excludes net merger-related and restructuring expenses and other intangible amortization. Segment earnings are the basis upon which Wachovia manages and allocates capital to its business segments.

General Bank Highlights

	Three Months Ended
	March 31,	December 31,	March 31,
(In millions)	2003	2002	2002
Total revenue (Tax-equivalent)	$2,349	2,382	2,187
Provision for loan losses	105	144	115
Noninterest expense	1,297	1,342	1,231
Segment earnings	602	570	535
Average loans, net	110,882	106,081	98,068
Average core deposits	145,496	144,252	136,086
Economic capital, average	$5,572	5,644	5,659

General Bank

The General Bank includes retail, small business and commercial customers. General Bank revenue increased 7 percent from the first quarter a year ago, driven by a 6 percent increase in net interest income and 13 percent growth in fee income. Average core deposit growth continued to be strong, up 7 percent from the first quarter of the prior year. Particularly notable was the increase in average low-cost core deposits of 18 percent from the first quarter of 2002. Loans increased 13 percent year over year, reflecting strength in consumer and small business lending. Credit quality continued to be strong, with a decline in charge-offs and the provision. Fee income growth was driven by mortgage income. The 5 percent increase in expenses from the first quarter of 2002 reflected higher benefit costs and incentives as well as technology enhancements in the financial centers. Retail sales momentum continued, with continued strength in debit card sales and in net new checking accounts, which increased by 82,459 in the first quarter of 2003, nearly the same as for all of 2002.

Capital Management Highlights

	Three Months Ended
	March 31,	December 31,	March 31,
(In millions)	2003	2002	2002
Total revenue (Tax-equivalent)	$755	772	807
Provision for loan losses	—	—	—
Noninterest expense	625	622	663
Segment earnings	83	95	91
Average loans, net	134	131	166
Average core deposits	1,367	1,487	1,298
Economic capital, average	$678	668	722

Capital Management

The Capital Management Group (CMG) includes asset management and retail brokerage services. CMG’s first quarter 2003 revenue declined 6 percent from the first quarter of 2002 due to the prolonged weakness in the equities markets and subdued investor activity. Despite this weakness, mutual fund net inflows continued to be positive. Total annuity sales increased 16 percent to more than $1.5 billion, including bank annuity sales of $1.1 billion that represented a 34 percent increase from the first quarter of 2002. Assets under management at March 31, 2003, increased 1 percent from March 31, 2002, to $233 billion, including a 6 percent increase in mutual fund assets to $113 billion at March 31, 2003. Brokerage client assets declined 7 percent from March 31, 2002, to $265 billion, due to the decline in equity market values. Expenses reflected solid cost control with a 6 percent decline from the first quarter of 2002 despite increased spending for technology infrastructure enhancements, increased sales expenses related to mutual funds, and branding campaigns for Wachovia Securities.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS /Page 4

Wealth Management Highlights

	Three Months Ended
	March 31,	December 31,	March 31,
(In millions)	2003	2002	2002
Total revenue (Tax-equivalent)	$237	239	232
Provision for loan losses	4	6	1
Noninterest expense	170	172	162
Segment earnings	40	40	44
Average loans, net	9,339	9,028	8,400
Average core deposits	10,662	10,339	9,896
Economic capital, average	$373	376	351

Wealth Management

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. Revenue was up modestly from the first quarter of 2002, driven by strong net interest income due to increased loans and deposits. Fee and other income declined 1 percent from the first quarter of 2002 due to market-driven declines in trust and investment management fees. Higher insurance commissions offset this decline. Average loans grew 11 percent from the first quarter a year ago, while average core deposits, led by money market and checking account balances, rose 8 percent from the first quarter of 2002. Expenses increased 5 percent year over year due to sharply higher benefit costs.

Corporate and Investment Bank Highlights

	Three Months Ended
	March 31,	December 31,	March 31,
(In millions)	2003	2002	2002
Total revenue (Tax-equivalent)	$1,107	942	1,064
Provision for loan losses	110	161	222
Noninterest expense	556	535	517
Segment earnings	277	153	204
Average loans, net	36,104	38,673	43,342
Average core deposits	14,120	13,491	12,758
Economic capital, average	$6,358	6,606	7,741

Corporate and Investment Bank

The Corporate and Investment Bank (CIB) includes corporate lending, investment banking, treasury services and trade finance, and principal investing. CIB revenue grew 4 percent from the first quarter of 2002, driven by lower net principal investing losses, while interest income declined on lower loan balances in corporate lending. The increase in expense was primarily related to incentives that reflected higher revenue and reduced credit costs. Average loans declined due to weak overall demand, while average core deposits increased primarily due to growth in commercial mortgage servicing and growth in international trade finance.

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WACHOVIA REPORTS RECORD QUARTERLY EARNINGS /Page 5

Wachovia Corporation (NYSE:WB) had assets of $348 billion and stockholders’ equity of $32 billion at March 31, 2003. Wachovia is a leading provider of financial services to retail, brokerage and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices under the First Union and Wachovia names in 11 East Coast states and Washington, D.C., and offers full-service brokerage with offices in 48 of the 50 states. Global services are provided through more than 30 international offices. Online banking and brokerage products and services are available through wachovia.com.

This news release may contain various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated April 16, 2003.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Ken Thompson and CFO Bob Kelly will review Wachovia’s first quarter 2003 results in a conference call and audio webcast beginning at 10 a.m. Eastern Time today. Supplemental materials relating to first quarter results are available on the Internet at wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Webcast Instructions:    To gain access to the webcast, which will be “listen-only,” go to wachovia.com/investor and click on the link “Wachovia First Quarter Earnings Audio Webcast.” In order to listen to the webcast, you will need to download either Real Player or Media Player.

Teleconference Instructions:    The telephone number for the conference call is 1-877-601-3456 for U.S. callers or 1-630-395-0022 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: Kelly.

Replay:    Wednesday, April 16 at 12 p.m. through 6 p.m., Wednesday, May 14. Replay telephone number is 402-998-0652.

***

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Ginny Mackin at 704-383-3715 or Christy Phillips at 704-383-8178.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2003	2002
(Dollars in millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS SUMMARY
Net interest income (Tax-equivalent)	$2,578	2,529	2,520	2,515	2,477
Fee and other income	2,078	1,978	1,890	2,110	2,027

Total revenue (Tax-equivalent)	4,656	4,507	4,410	4,625	4,504
Provision for loan losses	224	308	435	397	339
Other noninterest expense	2,699	2,750	2,686	2,622	2,609
Merger-related and restructuring expenses	64	145	107	143	(8)
Other intangible amortization	140	147	152	161	168

Total noninterest expense	2,903	3,042	2,945	2,926	2,769

Income before income taxes (Tax-equivalent)	1,529	1,157	1,030	1,302	1,396
Income taxes (Tax-equivalent)	502	262	114	447	483

Net income	1,027	895	916	855	913
Dividends on preferred stock	4	4	3	6	6

Net income available to common stockholders	$1,023	891	913	849	907

Diluted earnings per common share	$0.76	0.66	0.66	0.62	0.66
Return on average common stockholders’ equity	12.94%	11.07	11.63	11.52	12.74
Return on average assets	1.23%	1.08	1.13	1.09	1.17

ASSET QUALITY
Allowance as % of loans, net	1.67%	1.72	1.81	1.86	1.84
Allowance as % of nonperforming assets	160	161	149	150	162
Net charge-offs as % of average loans, net	0.49	0.52	0.59	0.97	0.83
Nonperforming assets as % of loans, net,
foreclosed properties and loans held for sale	1.06%	1.11	1.23	1.24	1.21

CAPITAL ADEQUACY (a)
Tier I capital ratio	8.25%	8.22	8.11	7.83	7.49
Total capital ratio	11.95	12.01	12.02	11.89	11.56
Leverage ratio	6.71%	6.77	6.82	6.75	6.51

OTHER DATA
Average diluted common shares (In millions)	1,346	1,360	1,374	1,375	1,366
Actual common shares (In millions)	1,345	1,357	1,373	1,371	1,368
Dividends paid per common share	$0.26	0.26	0.26	0.24	0.24
Dividends paid per preferred share	0.04	0.04	0.04	0.06	0.06
Book value per common share	23.99	23.63	23.38	22.15	21.04
Common stock price	34.07	36.44	32.69	38.18	37.08
Market capitalization	$45,828	49,461	44,887	52,347	50,716
Common stock to book price	142%	154	140	172	176
FTE employees	79,555	80,778	80,987	82,686	82,809
Total financial centers/brokerage offices	3,251	3,280	3,342	3,347	3,362
ATMs	4,539	4,560	4,604	4,617	4,618

(a)	The first quarter of 2003 is based on estimates.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2003	2002
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES (a)
Net income	$1,067	987	983	944	908
Return on average assets	1.28%	1.19	1.21	1.20	1.17
Return on average common stockholders’ equity	13.45	12.13	12.44	12.72	12.68
Overhead efficiency ratio	60.96%	64.30	64.33	60.19	61.66
Operating leverage	$209	36	(267)	113	125

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES AND OTHER INTANGIBLE AMORTIZATION (a) (b)
Net income	$1,155	1,070	1,081	1,047	1,016
Dividend payout ratio on common shares	30.23%	33.33	33.33	31.58	32.43
Return on average tangible assets	1.44	1.34	1.39	1.39	1.36
Return on average tangible common stockholders’ equity	23.71	21.52	22.84	24.66	25.30
Overhead efficiency ratio	57.97%	61.04	60.87	56.72	57.93
Operating leverage	$202	30	(275)	105	42

OTHER FINANCIAL DATA
Net interest margin	3.86%	3.86	3.94	3.97	3.91
Fee and other income as % of total revenue	44.64	43.89	42.86	45.63	45.00
Effective income tax rate	29.94	18.39	6.20	31.46	32.12
Tax rate (Tax-equivalent) (c)	32.86%	22.50	11.20	34.27	34.60

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$93,039	95,064	96,769	98,529	99,711
Consumer loans, net	64,925	58,215	55,159	56,819	57,613
Loans, net	157,964	153,279	151,928	155,348	157,324
Earning assets	268,595	261,103	254,815	253,829	254,886
Total assets	337,281	329,960	321,511	314,714	315,322
Core deposits	172,988	170,738	167,184	164,510	162,532
Total deposits	188,948	187,442	179,809	177,925	178,230
Interest-bearing liabilities	237,149	230,611	223,176	223,407	226,837
Stockholders’ equity	$32,052	31,946	31,103	29,576	28,903

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$98,800	98,905	101,931	102,780	104,883
Consumer loans, net	65,422	64,192	55,611	56,020	57,411
Loans, net	164,222	163,097	157,542	158,800	162,294
Goodwill and other intangible assets
Goodwill	10,869	10,880	10,810	10,728	10,728
Deposit base	1,097	1,225	1,363	1,508	1,661
Customer relationships	258	239	222	229	237
Tradename	90	90	90	90	90
Total assets	348,064	341,839	333,880	324,679	319,853
Core deposits	181,234	175,743	173,697	166,779	165,759
Total deposits	195,837	191,518	187,785	180,663	180,033
Stockholders’ equity	$32,267	32,078	32,105	30,379	28,785

(a)	Excludes $40 million, $92 million, $67 million, $89 million and $(5) million in the first quarter of 2003, and in the fourth, third, second and first quarters of 2002, respectively, in after-tax net merger-related and restructuring expenses.
(b)	Excludes $88 million, $83 million, $98 million, $103 million and $108 million in the first quarter of 2003, and in the fourth, third, second and first quarters of 2002, respectively, in deposit base and other intangible amortization.
(c)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2003	2002
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INTEREST INCOME
Interest and fees on loans	$2,407	2,538	2,558	2,563	2,637
Interest and dividends on securities	939	978	935	906	856
Trading account interest	174	158	179	173	155
Other interest income	196	203	240	252	255

Total interest income	3,716	3,877	3,912	3,894	3,903

INTEREST EXPENSE
Interest on deposits	639	832	847	836	915
Interest on short-term borrowings	306	295	310	300	286
Interest on long-term debt	257	280	289	297	276

Total interest expense	1,202	1,407	1,446	1,433	1,477

Net interest income	2,514	2,470	2,466	2,461	2,426
Provision for loan losses	224	308	435	397	339

Net interest income after provision for loan losses	2,290	2,162	2,031	2,064	2,087

FEE AND OTHER INCOME
Service charges	430	421	432	420	425
Other banking fees	233	236	232	241	236
Commissions	444	473	458	481	464
Fiduciary and asset management fees	438	439	427	466	477
Advisory, underwriting and other investment banking fees	137	182	143	192	136
Trading account profits (losses)	100	(42)	(71)	33	104
Principal investing	(44)	(105)	(29)	(42)	(90)
Securities gains (losses)	37	46	71	58	(6)
Other income	303	328	227	261	281

Total fee and other income	2,078	1,978	1,890	2,110	2,027

NONINTEREST EXPENSE
Salaries and employee benefits	1,699	1,681	1,588	1,665	1,663
Occupancy	197	202	195	194	195
Equipment	234	255	234	231	226
Advertising	32	16	20	25	19
Communications and supplies	141	143	136	132	134
Professional and consulting fees	99	126	111	96	88
Other intangible amortization	140	147	152	161	168
Merger-related and restructuring expenses	64	145	107	143	(8)
Sundry expense	297	327	402	279	284

Total noninterest expense	2,903	3,042	2,945	2,926	2,769

Income before income taxes	1,465	1,098	976	1,248	1,345
Income taxes	438	203	60	393	432

Net income	1,027	895	916	855	913
Dividends on preferred stock	4	4	3	6	6

Net income available to common stockholders	$1,023	891	913	849	907

PER COMMON SHARE DATA
Basic earnings	$0.77	0.66	0.67	0.62	0.67
Diluted earnings	0.76	0.66	0.66	0.62	0.66
Cash dividends	$0.26	0.26	0.26	0.24	0.24
AVERAGE COMMON SHARES
Basic	1,335	1,350	1,362	1,360	1,355
Diluted	1,346	1,360	1,374	1,375	1,366

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2003	2002
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ON-BALANCE SHEET LOAN PORTFOLIO
COMMERCIAL
Commercial, financial and agricultural	$56,476	56,501	57,899	57,984	60,385
Real estate—construction and other	6,833	6,849	7,558	8,035	8,137
Real estate—mortgage	16,429	16,655	16,967	17,349	17,186
Lease financing	23,060	22,667	22,616	22,044	22,223
Foreign	6,433	6,425	6,992	7,241	6,920

Total commercial	109,231	109,097	112,032	112,653	114,851

CONSUMER
Real estate—mortgage	25,288	24,979	17,527	19,803	20,901
Installment loans	39,748	38,817	37,889	35,940	36,073
Vehicle leasing	35	80	43	168	345

Total consumer	65,071	63,876	55,459	55,911	57,319

Total loans	174,302	172,973	167,491	168,564	172,170
Unearned income	10,080	9,876	9,949	9,764	9,876

Loans, net (On-balance sheet)	$164,222	163,097	157,542	158,800	162,294

MANAGED PORTFOLIO (a)
COMMERCIAL
On-balance sheet loan portfolio	$109,231	109,097	112,032	112,653	114,851
Securitized loans—off-balance sheet	2,190	2,218	2,288	2,318	5,816
Loans held for sale included in other assets	1,617	1,140	1,271	779	962

Total commercial	113,038	112,455	115,591	115,750	121,629

CONSUMER
Real estate—mortgage
On-balance sheet loan portfolio	25,288	24,979	17,527	19,803	20,901
Securitized loans—off-balance sheet	251	325	397	—	—
Securitized loans included in securities	4,971	6,223	7,268	5,761	5,219
Loans held for sale included in other assets	2,154	2,719	2,474	1,387	1,555

Total real estate—mortgage	32,664	34,246	27,666	26,951	27,675

Installment loans
On-balance sheet loan portfolio	39,748	38,817	37,889	35,940	36,073
Securitized loans—off-balance sheet	12,878	13,217	13,164	13,379	13,989
Securitized loans included in securities	9,842	11,093	11,695	8,918	9,230
Loans held for sale included in other assets	3,690	2,153	2,512	6,232	4,614

Total installment loans	66, 158	65,280	65,260	64,469	63,906

Vehicle leasing—on-balance sheet loan portfolio	35	80	43	168	345

Total consumer	98,857	99,606	92,969	91,588	91,926

Total managed portfolio	$211,895	212,061	208,560	207,338	213,555

SERVICING PORTFOLIO (b)
Commercial	$60,863	59,336	53,611	50,001	47,657
Consumer	$2,236	2,272	2,490	1,773	1,844

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the assets are classified in securities on-balance sheet, loans held for sale that are classified in other assets on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS

(Unaudited)

	2003	2002
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$2,798	2,847	2,951	2,986	2,995
Provision for loan losses relating to loans transferred to other assets or sold	25	109	211	23	14
Provision for loan losses	199	199	224	374	325
Allowance relating to loans acquired, transferred to other assets or sold	(80)	(158)	(315)	(58)	(23)
Net charge-offs	(195)	(199)	(224)	(374)	(325)

Balance, end of period	$2,747	2,798	2,847	2,951	2,986

as % of loans, net	1.67%	1.72	1.81	1.86	1.84

as % of nonaccrual and restructured loans (a)	172%	177	163	163	177

as % of nonperforming assets (a)	160%	161	149	150	162

LOAN LOSSES
Commercial, financial and agricultural	$150	136	160	319	275
Real estate—commercial construction and mortgage	2	12	5	3	2
Real estate—residential mortgage	2	1	3	1	4
Installment loans and vehicle leasing	91	91	91	86	100

Total loan losses	245	240	259	409	381

LOAN RECOVERIES
Commercial, financial and agricultural	29	24	17	16	36
Real estate—commercial construction and mortgage	—	—	—	2	—
Real estate—residential mortgage	—	1	—	—	—
Installment loans and vehicle leasing	21	16	18	17	20

Total loan recoveries	50	41	35	35	56

Net charge-offs	$195	199	224	374	325

Commercial loans net charge-offs as % of average commercial loans, net (b)	0.53%	0.53	0.61	1.24	0.97
Consumer loans net charge-offs as % of average consumer loans, net (b)	0.44	0.52	0.56	0.48	0.59
Total net charge-offs as % of average loans, net (b)	0.49%	0.52	0.59	0.97	0.83

NONPERFORMING ASSETS
Nonaccrual loans
Commercial, financial and agricultural	$1,232	1,269	1,440	1,456	1,371
Real estate—commercial construction and mortgage	111	105	137	144	128
Real estate—residential mortgage	73	79	62	60	58
Installment loans and vehicle leasing	178	132	112	145	128

Total nonaccrual loans	1,594	1,585	1,751	1,805	1,685
Foreclosed properties (c)	118	150	156	156	159

Total nonperforming assets	$1,712	1,735	1,907	1,961	1,844

Nonperforming loans included in loans held for sale (d)	$114	138	115	108	213
Nonperforming assets included in loans and in loans held for sale	$1,826	1,873	2,022	2,069	2,057

as % of loans, net, and foreclosed properties (a)	1.04%	1.06	1.21	1.23	1.14

as % of loans, net, foreclosed properties and loans in other assets as held for sale (d)	1.06%	1.11	1.23	1.24	1.21

Accruing loans past due 90 days	$289	304	284	250	275

(a)	These ratios do not include nonperforming loans included in loans held for sale.
(b)	Annualized.
(c)	Restructured loans are insignificant.
(d)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale, which are included in other assets, are recorded at the lower of cost or market value, and accordingly, the amount shown and included in the ratios is net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2003	2002
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

ASSETS
Cash and due from banks	$13,161	12,264	11,930	10,668	10,038
Interest-bearing bank balances	4,855	3,512	3,561	2,269	3,356
Federal funds sold and securities purchased under resale agreements	11,092	9,160	7,132	11,541	13,154

Total cash and cash equivalents	29,108	24,936	22,623	24,478	26,548

Trading account assets	34,678	33,155	35,902	34,570	28,227
Securities	73,339	75,804	72,071	60,999	57,382
Loans, net of unearned income	164,222	163,097	157,542	158,800	162,294
Allowance for loan losses	(2,747)	(2,798)	(2,847)	(2,951)	(2,986)

Loans, net	161,475	160,299	154,695	155,849	159,308

Premises and equipment	5,118	4,903	5,422	5,494	5,596
Due from customers on acceptances	1,485	1,051	1,080	1,105	888
Goodwill	10,869	10,880	10,810	10,728	10,728
Other intangible assets	1,445	1,554	1,675	1,827	1,988
Other assets	30,547	29,257	29,602	29,629	29,188

Total assets	$348,064	341,839	333,880	324,679	319,853

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	46,348	44,640	44,186	39,558	39,323
Interest-bearing deposits	149,489	146,878	143,599	141,105	140,710

Total deposits	195,837	191,518	187,785	180,663	180,033
Short-term borrowings	44,812	41,173	36,350	39,148	40,392
Bank acceptances outstanding	1,492	1,061	1,093	1,110	892
Trading account liabilities	20,896	22,900	22,210	22,445	16,467
Other liabilities	13,556	13,447	14,579	13,003	13,348
Long-term debt	39,204	39,662	39,758	37,931	39,936

Total liabilities	315,797	309,761	301,775	294,300	291,068

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at March 31, 2003	—	—	2	5	11
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.345 billion shares at March 31, 2003	4,484	4,524	4,577	4,570	4,559
Paid-in capital	17,903	18,070	18,233	18,106	17,989
Retained earnings	7,778	7,349	7,221	6,663	6,136
Accumulated other comprehensive income, net	2,102	2,135	2,072	1,035	90

Total stockholders’ equity	32,267	32,078	32,105	30,379	28,785

Total liabilities and stockholders’ equity	$348,064	341,839	333,880	324,679	319,853

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES (a)

(Unaudited)

	FIRST QUARTER 2003			FOURTH QUARTER 2002
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

ASSETS
Interest-bearing bank balances	$3,688	13	1.43%	$3,416	14	1.59%
Federal funds sold and securities purchased under resale agreements	8,949	29	1.33	9,507	39	1.63
Trading account assets	16,298	196	4.84	14,683	178	4.83
Securities	72,116	1,020	5.66	71,249	1,045	5.86
Loans
Commercial
Commercial, financial and agricultural	56,464	593	4.26	57,318	663	4.58
Real estate—construction and other	6,800	60	3.57	7,133	68	3.80
Real estate—mortgage	16,537	192	4.69	16,770	214	5.06
Lease financing	6,777	184	10.86	7,112	187	10.53
Foreign	6,461	50	3.11	6,731	58	3.43

Total commercial	93,039	1,079	4.69	95,064	1,190	4.97

Consumer
Real estate—mortgage	25,292	333	5.27	19,294	295	6.12
Installment loans and vehicle leasing	39,633	625	6.38	38,921	655	6.69

Total consumer	64,925	958	5.95	58,215	950	6.50

Total loans	157,964	2,037	5.21	153,279	2,140	5.55

Other earning assets	9,580	114	4.81	8,969	115	5.10

Total earning assets excluding derivatives	268,595	3,409	5.11	261,103	3,531	5.39
Risk management derivatives (b)		371			405

Total earning assets including derivatives	268,595	3,780	5.67	261,103	3,936	6.00

Cash and due from banks	10,887			10,636
Other assets	57,799			58,221

Total assets	$337,281			$329,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	50,887	79	0.63	49,768	99	0.79
Money market accounts	47,987	142	1.20	45,618	156	1.35
Other consumer time	32,671	263	3.27	34,834	331	3.78
Foreign	7,304	27	1.47	8,030	33	1.59
Other time	8,656	42	1.97	8,674	45	2.08

Total interest-bearing deposits	147,505	553	1.52	146,924	664	1.79
Federal funds purchased and securities sold under repurchase agreements	37,392	147	1.60	32,608	149	1.81
Commercial paper	2,604	4	0.55	2,796	6	0.79
Securities sold short	6,734	44	2.67	5,644	35	2.44
Other short-term borrowings	4,170	18	1.81	3,881	16	1.73
Debentures and capital notes	38,744	388	4.01	38,758	405	4.18

Total interest-bearing liabilities excluding derivatives	237,149	1,154	1.97	230,611	1,275	2.20
Risk management derivatives (b)		48			132

Total interest-bearing liabilities including derivatives	237,149	1,202	2.05	230,611	1,407	2.42

Noninterest-bearing deposits	41,443			40,518
Other liabilities	26,637			26,885
Stockholders’ equity	32,052			31,946

Total liabilities and stockholders’ equity	$337,281			$329,960

Interest income and rate earned—including derivatives		$3,780	5.67%		$3,936	6.00%
Interest expense and equivalent rate paid—including derivatives		1,202	1.81		1,407	2.14

Net interest income and margin—including derivatives (c)		$2,578	3.86%		$2,529	3.86%

(a)	Certain amounts presented in periods prior to the first quarter of 2003 have been reclassified to conform to the presentation in the first quarter of 2003.
(b)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.
(c)	The net interest margin includes (in basis points): 49, 42, 38, 39 and 47 in the first quarter of 2003, and in the fourth, third, second and first quarters of 2002, respectively, in net interest income from hedge-related derivative transactions.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES (a)

(Unaudited)

THIRD QUARTER 2002			SECOND QUARTER 2002			FIRST QUARTER 2002
Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

$2,891	14	1.90%	$2,613	13	2.02%	$4,341	22	2.07%
10,474	49	1.83	10,835	52	1.97	12,020	55	1.85
14,945	194	5.17	15,503	186	4.79	13,954	165	4.77
62,806	999	6.36	58,169	967	6.65	56,174	914	6.51

57,788	693	4.76	58,760	710	4.84	60,149	720	4.85
7,809	81	4.10	8,115	84	4.19	8,126	86	4.28
17,188	228	5.26	17,310	231	5.36	17,163	238	5.61
7,105	189	10.65	7,286	193	10.60	7,442	193	10.37
6,879	59	3.41	7,058	60	3.37	6,831	62	3.71

96,769	1,250	5.13	98,529	1,278	5.20	99,711	1,299	5.27

18,968	294	6.20	20,102	319	6.35	21,442	354	6.60
36,191	651	7.15	36,717	662	7.22	36,171	666	7.46

55,159	945	6.82	56,819	981	6.91	57,613	1,020	7.14

151,928	2,195	5.75	155,348	2,259	5.83	157,324	2,319	5.96

11,771	144	4.86	11,361	154	5.42	11,073	140	5.13

254,815	3,595	5.62	253,829	3,631	5.73	254,886	3,615	5.72
	371			317			339

254,815	3,966	6.20	253,829	3,948	6.23	254,886	3,954	6.26

9,955			10,110			10,553
56,741			50,775			49,883

$321,511			$314,714			$315,322

48,883	115	0.93	49,060	122	1.00	48,642	128	1.07
43,495	167	1.53	40,035	171	1.71	37,589	163	1.76
36,034	347	3.82	36,967	365	3.96	38,174	399	4.24
6,491	30	1.84	7,195	33	1.88	7,578	35	1.85
6,134	33	2.13	6,220	32	2.00	8,120	43	2.19

141,037	692	1.95	139,477	723	2.08	140,103	768	2.22

32,094	149	1.85	32,109	145	1.80	32,155	146	1.84
3,001	9	1.18	3,027	8	1.17	3,438	10	1.15
6,422	42	2.58	6,671	40	2.45	6,560	38	2.33
3,082	18	2.26	3,368	22	2.61	3,989	27	2.77
37,540	412	4.38	38,755	420	4.34	40,592	430	4.24

223,176	1,322	2.35	223,407	1,358	2.44	226,837	1,419	2.53
	124			75			58

223,176	1,446	2.57	223,407	1,433	2.57	226,837	1,477	2.64

38,772			38,448			38,127
28,460			23,283			21,455
31,103			29,576			28,903

$321,511			$314,714			$315,322

	$3,966	6.20%		$3,948	6.23%		$3,954	6.26%
	1,446	2.26		1,433	2.26		1,477	2.35

	$2,520	3.94%		$2,515	3.97%		$2,477	3.91%